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                                                                   EXHIBIT 10.3


                               AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT is made as of the 17 day of November, 1997.

                                 by and between

Chugai Diagnostics Science Co., Ltd., a Japanese corporation having its principal office at 3 - 41 - 8 Takada, Toshima-ku, Tokyo, Japan (hereinafter called "CDS")

                                       and

Reaads Medical Products Inc., a Delaware corporation having its principal office at 12061 Tejon Street, Westminster, Colorado 80234, USA (hereinafter called "RMP")

WHEREAS, Chugai Pharmaceutical Co. Ltd., which owns 100% share of CDS, (hereinafter called the "CSK") and RMP have entered into a Manufacturing Agreement dated as of September 1st, 1994, providing for manufacturing Developed Products for export to Japan (hereinafter called the "Original Agreement');

WHEREAS, CSK assigned the Original Agreement to CDS as of the day of October 1, 1997; and

WHEREAS, CDS and RMP desire to amend the Original Agreement to provide that the export of Products to the third party designated by CDS;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto hereby agree as follows:

1. Definitions

        All terms used herein shall have the meanings set forth in the Original Agreement except as otherwise defined herein.

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2. Amendment

(a) The first paragraph of Article 3 of the Original Agreement is hereby deleted and a new first paragraph of Article 3 is hereby inserted in its place to read in its entirety as follows:

        Subject to the terms and conditions hereinafter set forth, Chugai hereby grants to RMP a license under the Patent Right to manufacture the Developed Product solely for export to Chugai or the third party designated by Chugai. Such license shall be an exclusive licence for a period of three (3) years commencing on the Launch Date (the "Three-Year Period") and shall automatically convert at the end of the Three-Year Period to a non-exclusive license for the balance of the term of this Agreement; provided, however, that Chugai may also convert the exclusive license to a nonexclusive license at any time during the Three-Year Period upon written notice to RMP.

(b) The first paragraph of Article 6.2 of the Original Agreement is hereby deleted and a new first paragraph of Article 6.2 is hereby inserted in its place to read in its entirety as follows:

        The supply price per kit at which RMP shall sell the Developed Product to Chugai or the third party designated by Chugai hereunder ("Supply Price") shall be negotiated in good faith between the parties in view of RMP's cost, Chugai's pricing at the retail level in Japan and other market conditions. All purchase orders shall be fulfilled at the Supply Price that is in effect on the date of receipt of the purchase order by RMP.

(c) The first paragraph of Article 6.5 of the Original Agreement is hereby deleted and I new first paragraph of Article 6.5 is hereby inserted in its place to read in its entirety as follows:

        RMP shall deliver the Developed Product in accordance with Chugai's shipping instructions within thirty (30) days following RMP's receipt of Chugai's purchase order; provided that if the order exceeds by more than 10% the corresponding six month forecast as provided in Article 6.6, RMP shall have forty-five (45) days to deliver the requested Developed Product. All the Developed Product delivered to

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        Chugai shall be delivered in finished and packaged form, C&F Tokyo
        International Airport, to the address specified in the applicable purchase order, and all the Developed Product delivered to the third patty designated by Chugai shall be delivered in finished and packaged form, FCA at Denver, to the said third parties' address specified in the applicable purchase order. RMP shall be responsible for boxing, crating, handling, storage and all other packaging requirements prior to shipment. Risk of loss shall pass when the Developed Product are delivered to the carrier in accord with the Chugai's shipping instructions, and delivery to Chugai shall be considered to occur at such time. All the Developed Product shall be packed, marked and otherwise prepared for shipment in a manner which is in accordance with good commercial practice and adequate to ensure the safe arrival of the Developed Product.

(d)     Article 6.7 of the Original Agreement is hereby deleted and a new
        Article 6.7 is hereby inserted in its place to read in its entirety as follows:

        All Developed Product shall be subject to inspection and acceptance by Chugai or the-third party designated by Chugai on behalf of Chugai. In the event that Chugai believes that any of the Developed Product shipped by RMP to Chugai or the third party designated by Chugai hereunder do not meet the quality standards and specifications to be mutually agreed separately in advance of the Launch Date, Chugai shall have the right to reject such shipment by giving RMP prompt notice thereof. Upon receipt of any such notice, RMP may at its option obtain samples of the rejected shipment from Chugai for analysis. At Chugai's option, Chugai may either request RMP to promptly deliver a new shipment of the Developed Product to replace the rejected shipment or return the rejected shipment to RMP so that RMP may cure all defects and deficiencies and deliver the corrected shipment to Chugai or the third party designated by Chugai within thirty (30) days after RMP's receipt of such returned shipment. In either event, RMP shall bear all freight costs in the delivery of the Developed Product among Chugai, the third party designated by Chugai, and RMP.

(e)     Article 6.10 of the Original Agreement is hereby deleted and a new
        Article 6.10 is hereby inserted in its place to read in its entirety as follows:

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        All the Developed Products furnished by RMP to Chugai and the third party designated by Chugai hereunder shall be warranted (i) to be manufactured in accordance with applicable product specifications; (ii) to be manufactured in accordance with good manufacturing practices as defined by FDA regulations; (iii) to be free from defects in formulation and manufacture under the normal use and service for which they were designed; (iv) to be suitable for sale to the public in accordance with the. terms of the Developed Product's labels and inserts; and (v) as to RMP's good title and conveyance of good title to Chugai and the third party designated by Chugai; provided, that the foregoing warranty of good title shall not extend to the defect derived from the Chugai technology incorporated in the Developed Product. Such warranties shall run to Chugai, and its Affiliates, successors, assigns and users of the Developed Product and shall expressly survive any inspection, delivery, acceptance, payment, expiration or earlier termination of this Agreement. The warranties of RMP set forth in this Article 6.10 are the sole and exclusive warranties provided to Chugai, its successors, users of the Developed Product, and the third party designated by Chugai, and are in lieu of all other warranties, whether written or oral, implied or statutory. RMP shall not be liable to Chugai for any loss of profits or other special, indirect or consequential damages suffered by Chugai resulting form the failure of or a defect in any Developed Product, provided, however, that no such limitation shall apply with respect to any such damages suffered by unaffiliated third parties. All the Developed Product labels and product inserts shall appropriately reflect the product warranties, and limitations thereof, provided by this
        Article 6.10. RMP shall not be responsible to Chugai or Chiugai's agents for any breach of warranty hereunder which results solely from Chugai's willful misconduct or negligence in handling of the Developed Product, to the extent RMP has theretofore fully disclosed to Chugai the appropriate way of handling the Developed Product when particular cautions are required in connection therewith.

(f)     Article 6.11 of the Original Agreement is hereby deleted and a new
        Article 6.11 is hereby inserted in its place to read in its entirety as follows:

        RMP shall take all necessary action to comply with all applicable FDA regulations, other U.S. legal requirements, and UK legal requirement in connection with the manufacture of the Developed Product. Such obligations shall include, without limitation, complying with all applicable good manufacturing practices and good

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        laboratory practices as promulgated under applicable U.S. law and UK law, and all other applicable U.S. federal, state or local law or regulations, or UK law or regulations. Chugai shall have the right upon reasonable notice to RMP to inspect RMP's manufacturing facilities and operations and quality control records to review and inspect the manufacture of the Developed Product, to audit and confirm compliance with the requirements of this Article 6.11 and to trace production in connection with any recall, product liability or other problems related to the manufacture. Any such inspection or right to inspect by Chugai shall in no way relieve RMP of its obligation to deliver the Developed Product conforming to the terms and specifications set forth in this Agreement, or Chugai's right to inspect and reject the Developed Product.

(g)     Article 13.1 of the Original Agreement is hereby deleted and a new
        Article 13.1 is hereby inserted in its place to read in its entirety as follows:

        RMP warrants that the Developed Product shall have a shelf life., at the time of receipt by Chugai or the third party designated by Chugai, of at least eighty percent (80%) of the shelf life stated on the label or product insert. RMP shall not be liable for any failure to satisfy the shelf life requirement to the extent such variance is caused by conditions or events occurring after shipment over which RMP has no control.

(h)     Article 13.3 of the Original Agreement is hereby deleted and a new
        Article 13.3 is hereby inserted in its place to read in its entirety as follows:

        The provisions of these Articles 13.1 and 13.2 are not applicable to any third party claims, except the third party designated by Chugai to deliver Developed Product.

3. Effective Date

        This Amendment Agreement shall become effective as of the day and year first above written.

4. Original Agreement Remains in Full Force and Effect

        Except as specifically amended hereby, all the terms and provisions of the Original Agreement shall remain in full force and effect, and the Original Agreement as amended by this Amendment Agreement shall, upon becoming effective in

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        accordance with Section 3 hereof, read as a single integrated document incorporating the changes effected by this Amendment Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective duly authorized representatives as of the, day and year first written above.

CHUGAI DIAGNOSTICS SCIENCE CO., LTD.


By:  /s/ Yoshihito Koike
   -------------------------------------
Name:   Yoshihito Koike
Title:   President and CEO



REAADS MEDICAL PRODUCTS INC.

By:  /s/ Luis R. Lopez
   -------------------------------------
Name:   Luis R. Lopez
Title:  President and CEO



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